ARTICLES OF INCORPORATION

                                       OF

                         Quest Diagnostics Incorporated

                                    * * * * *


                  WE, THE UNDERSIGNED, Cynthia Montalvo, whose post-office address is 1633 Broadway, New York, New York 10019, Gary Sherman, whose post-office address is 1633 Broadway, New York, New York 10019 and Timothy E. Carlson, whose post-office address is 1633 Broadway, New York, New York 10019 , each being at least eighteen years of age, do, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, associate dourselves as incorporators with the intention of forming a corporation.


                  FIRST: The name of the corporation is Quest Diagnostics Incorporated.

                  SECOND:  The purposes for which the corporation is formed are:

                  To engage in any or all lawful business for which corporations may be organized under the Maryland General Corporation Law.

                  THIRD: The post-office address of the principal office of the corporation in this State is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the corporation in this State is Corporation Trust Incorporated, a corporation of this State, and the post-office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

                  FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) shares without par value, all of one class.

                  FIFTH: The number of directors of the corporation shall be Two
(2), which may be changed in accordance with the by-laws of the corporation. The names of the directors who shall act until the first annual meeting or until their successors are duly chosen

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                                STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the    3    page
document on file in this office. DATED: 9-23-96 .

                      STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY:                                                                 , Custodian

This stamp replaces our previous certification system.  Effective:  6/95
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and qualify are:  Alister W. Reynolds and Douglas M. Van Oort.

                  IN WITNESS WHEREOF, the undersigned incorporators of Quest Diagnostics Incorporated who executed the foregoing Articles of Incorporation hereby acknowledge the same to be their act and further acknowledge that, to the best of their knowledge the matters and facts set forth therein are true in all material respects under the penalties of perjury.

                     Dated the 19th day of September, 1996.

                                            /s/ Cynthia Montalvo
                                            ----------------------------
                                            Cynthia Montalvo

                                            /s/ Gary Sherman
                                            ----------------------------
                                            Gary Sherman

                                            /s/ Timothy E. Carlson
                                            ----------------------------
                                            Timothy E. Carlson










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